Exhibit 99.2

FOR IMMEDIATE RELEASE	NEWS RELEASE
CEO Approval _________

For Further Information Contact:
Stuart L. Uselton
Vice President
Treasurer
704-940-7832
THE CATO CORPORATION ANNOUNCES THE APPOINTMENT OF A NEW
CHIEF FINANCIAL OFFICER

Charlotte, NC (March 22, 2006) — The Cato Corporation (NYSE:CTR) announced today the appointment of Reynolds C. Faulkner as Executive Vice President, Chief Financial Officer effective May 15, 2006. Mr. Faulkner will report to John Cato, Chairman, President and Chief Executive Officer and be responsible for all financial aspects of the Company as well as distribution and information technology. From 1998 through 2006, Mr. Faulkner was Chief Financial Officer of Kirkland’s Inc., Jackson, Tennessee, with his most recent position being Executive Vice President, Chief Financial Officer. From 1989 through 1998, Mr. Faulkner was an investment banker with The Robinson-Humphrey Company, Inc., Atlanta, Georgia, with his last position that of Managing Director and head of the firm’s Consumer and Retail Industry practice.
“I am pleased to announce the addition of Rennie to our management team,” stated Mr. Cato. “His experience in retail and finance bring unique value to Cato.”
The Cato Corporation is a leading specialty retailer of value-priced women’s fashion apparel operating two divisions, “Cato” and “It’s Fashion!”. The Company offers exclusive merchandise with fashion and quality comparable to mall specialty stores at low prices, every day. As of February 25, 2006, the Company operated 1,242 stores in 31 states.
8100 Denmark Road
P.O. Box 34216
Charlotte, NC 28234
(704) 554-8510

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